Exhibit 5.1

August 12, 2026

Kopin Corporation

125 North Drive

Westborough, MA 01581

Re:	Kopin Corporation - Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to Kopin Corporation, a Delaware corporation (the “Company”), in connection with the filing of a Registration Statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), with the Securities and Exchange Commission (the “SEC”). The Registration Statement relates to the registration of the proposed offer and sale of an additional 6,000,000 shares of common stock, par value $0.01, of the Company (the “Common Stock”), which may be issued under the Kopin Corporation Amended and Restated 2020 Equity Incentive Plan (the “Plan”).

In connection with this opinion letter, we have examined the Registration Statement and originals, or copies certified or otherwise identified to our satisfaction, of (i) the Amended and Restated Certificate of Incorporation of the Company, (ii) the Sixth Amended and Restated By-laws of the Company, (iii) the Plan, (iv) such other documents, records and other instruments as we have deemed appropriate for purposes of the opinions set forth herein.

We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of the documents submitted to us as originals, the conformity with the originals of all documents submitted to us as certified, facsimile or photostatic copies and the authenticity of the originals of all documents submitted to us as copies.

Subject to the foregoing and the other matters set forth herein, we are of the opinion, as of the date hereof that the Common Stock has been duly authorized by the Company and, when issued by the Company in accordance with the provisions of the Plan will be validly issued, fully paid, and non-assessable.

We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the SEC thereunder.

Very truly yours,

/s/ Morgan, Lewis & Bockius LLP

Morgan, Lewis & Bockius llp

One Federal Street
Boston, MA 02110-1726	+1.617.341.7700
United States	+1.617.341.7701